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                                                                   EXHIBIT 10.72

                          CAPSTONE CAPITAL CORPORATION

                    EMPLOYMENT AND NONCOMPETITION AGREEMENT


                 THIS EMPLOYMENT AND NONCOMPETITION AGREEMENT (the "Agreement") is made and entered into as of the 1st day of November, 1996 ("Effective Date"), by and between Capstone Capital Corporation, a Maryland corporation (the "Company"), and John W. McRoberts (the "Employee").

                                    RECITAL

                 WHEREAS, the Company desires to employ the Employee as its President and Chief Executive Officer and the Employee is willing to accept such employment by the Company, on the terms and subject to the conditions set forth in this Agreement.

                                   AGREEMENT

                 THE PARTIES HERETO AGREE AS FOLLOWS:

                 1. DUTIES. During the term of this Agreement, the Employee agrees to be employed by and to serve the Company as its President and Chief Executive Officer, and the Company agrees to employ and retain the Employee in such capacities. The Employee shall devote such of his business time, energy and skill to the affairs of the Company as shall be necessary to perform the duties of such position. The Employee shall report only to the Company's Board of Directors and at all times during the term of this Agreement shall have powers and duties at least commensurate with his position as President and Chief Executive Office. The Employee's principal place of business with respect to his services to the Company shall be within 10 miles of Birmingham, Alabama.

                 2.       TERM OF EMPLOYMENT.

                          2.1     DEFINITIONS.  For purposes of this Agreement
the following terms shall have the following meanings:

                                  (a)      "TERMINATION FOR CAUSE"  shall mean
termination by the Company of the Employee's employment by the Company by reason of the Employee's willful dishonesty towards, fraud upon, or deliberate injury or attempted injury to, the Company or by reason of the Employee's willful material breach of this Agreement which has resulted in material injury to the Company.

                                  (b)      "TERMINATIONS OTHER THAN FOR CAUSE"
shall mean termination by the Company of the Employee's employment by the Company (other than in a Termination for Cause) and shall include constructive termination of the Employee's employment by reason of material breach of this Agreement by the Company, such constructive termination to be effective upon notice from the Employee to the Company of such constructive termination.

                                  (c)      "VOLUNTARY TERMINATION"  shall mean
termination by the Employee of the Employee's employment by the Company other than (i) constructive termination as





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described in subsection 2.1(b), (ii) "Termination Upon a Change in Control,"
and (iii) termination by reason of the Employee's death, or disability as described in Sections 2.5 and 2.6.

                                  (d)      "TERMINATION UPON A CHANGE IN
CONTROL" shall mean a termination by the Employee of the Employee's employment with the Company following a "Change in Control."

                                  (e)      "CHANGE IN CONTROL"  shall mean (i)
the time that the Company first determines that any person and all other persons who constitute a group (within the meaning of Section 12(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act")) have acquired direct or indirect beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of twenty percent (20%) or more of the Company's outstanding securities, or (ii) the first day on which a majority of the members of the Company's Board of Directors are not "Continuing Directors."

                                  (f)      "CONTINUING DIRECTORS"  shall mean,
as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of that Board of Directors on August 14, 1996,
(ii) has been a member of that Board of Directors for the two years immediately preceding such date of determination, or (iii) was nominated for election or elected to the Board of Directors with the affirmative vote of the greater of
(x) a majority of Continuing Directors who were members of the Board at the time of such nomination or election or (y) at least three Continuing Directors.

                          2.2     BASIC TERM.        The term of employment of
the Employee by the Company shall be for a period beginning with the Effective Date and ending on December 31, 2000, unless terminated earlier pursuant to this Section 2. This Agreement shall be extended automatically for an additional one year period on January 1 of each year, unless terminated earlier pursuant to this Section 2.

                          2.3     TERMINATION FOR CAUSE.  Termination For Cause
may be effected by the Company at any time during the term of this Agreement and shall be effected by written notification to the Employee from the Board of Directors stating the reason for termination. Upon Termination For Cause, the Employee immediately shall be paid all accrued salary, bonus compensation to the extent earned, vested deferred compensation, if any, (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of the Company in which the Employee is a participant to the full extent of the Employee's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by the Employee in connection with his duties hereunder, all to the date of termination, but the Employee shall not be paid any other compensation or reimbursement of any kind, including without limitation, severance compensation.

                          2.4     TERMINATION OTHER THAN FOR CAUSE.
Notwithstanding anything else in this Agreement, the Company may effect a Termination Other Than For Cause at any time upon giving written notice to the Employee of such termination. Upon any Termination Other Than For Cause, the Employee shall immediately be paid all accrued salary, bonus compensation to the extent earned, vested deferred compensation, if any, (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of the Company in which the Employee is a participant to the full extent of the Employee's rights under such plans (including accelerated vesting of any awards granted to the Employee under the Company's 1994 Stock Incentive





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Plan), accrued vacation pay and any appropriate business expenses incurred by the Employee in connection with his duties hereunder, all to the date of termination, and all severance compensation provided in Section 4.1, but no other compensation or reimbursement of any kind.

                          2.5     TERMINATION BY REASON OF DISABILITY.  If,
during the term of this Agreement, the Employee, in the reasonable judgment of the Board of Directors of the Company, has failed to perform his duties under this Agreement on account of illness or physical or mental incapacity, and such illness or incapacity continues for a period of more than twelve (12) consecutive months, the Company shall have the right to terminate the Employee's employment hereunder by written notification to the Employee and payment to the Employee of all accrued salary, bonus compensation to the extent earned, vested deferred compensation, if any, (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of the Company in which the Employee is a participant to the full extent of the Employee's rights under such plans (including accelerated vesting of any awards granted to the Employee under the Company's 1994 Employee Incentive Plan), accrued vacation pay and any appropriate business expenses incurred by the Employee in connection with his duties hereunder, all to the date of termination, with the exception of medical and dental benefits which shall continue through the expiration of this Agreement, but the Employee shall not be paid any other compensation or reimbursement of any kind, including without limitation, severance compensation.

                          2.6     DEATH.  In the event of the Employee's death
during the term of this Agreement, the Employee's employment shall be deemed to have terminated as of the last day of the month during which his death occurs, and the Company shall pay to his estate or such beneficiaries as the Employee may from time to time designate all accrued salary, bonus compensation to the extent earned, vested deferred compensation, if any, (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of the Company in which the Employee is a participant to the full extent of the Employee's rights under such plans (including accelerated vesting of any awards granted to the Employee under the Company's 1994 Stock Incentive Plan), accrued vacation pay and any appropriate business expenses incurred by the Employee in connection with his duties hereunder, all to the date of termination, and his base salary for a period of three months after the date this Agreement is deemed terminated as provided above, but the Employee's estate shall not be paid any other compensation or reimbursement of any kind, including without limitation, severance compensation.

                          2.7     VOLUNTARY TERMINATION.  In the event of a
Voluntary Termination, the Company shall immediately pay all accrued salary, bonus compensation to the extent earned, vested deferred compensation, if any, (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of the Company in which the Employee is a participant to the full extent of the Employee's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by the Employee in connection with his duties hereunder, all to the date of termination, but no other compensation or reimbursement of any kind, including without limitation, severance compensation.

                          2.8     TERMINATION UPON A CHANGE IN CONTROL.  In the
event of a Termination Upon a Change of Control, the Employee shall immediately be paid all accrued salary, bonus compensation to the extent earned, vested deferred compensation, if any, (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under





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any plans of the Company in which the Employee is a participant to the full extent of the Employee's rights under such plans (including accelerated vesting of any awards granted to the Employee under the Company's 1994 Stock Incentive
Plan), accrued vacation pay and any appropriate business expenses incurred by the Employee in connection with his duties hereunder, all to the date of termination, and all severance compensation provided in Section 4.1, but no other compensation or reimbursement of any kind.

                          2.9     NOTICE OF TERMINATION.  The Company may
effect a termination of this Agreement pursuant to the provisions of this
Section 2 upon giving thirty (30) days' written notice to the Employee of such termination. The Employee may effect a termination of this Agreement pursuant to the provisions of this Section 2 upon giving sixty (60) days' written notice to the Company of such termination.

                 3.       SALARY, BENEFITS AND BONUS COMPENSATION.

                          3.1     BASE SALARY.  As payment for the services to
be rendered by the Employee as provided in Section 1 and subject to the terms and conditions of Section 2, the Company agrees to pay to the Employee a "Base Salary" for the period beginning on the Effective Date hereof through December 31, 1996, at the rate of $285,000 per annum payable in equal monthly installments of $23,750. The Base Salary for each year (or proration thereof) beginning January 1, 1997, shall be determined by the Compensation Committee of the Board of Directors (the "Compensation Committee") and ratified by the Board, which shall authorize an increase in the Employee's Base Salary in an amount which, at a minimum, shall be equal to the cumulative cost-of-living increase on the Base Salary as reported in the "Consumer Price Index, Birmingham, Alabama, All Items," published by the U.S. Department of Labor (using January 1, 1996, as the base date for computation). The Employee's Base Salary shall be reviewed annually by the Compensation Committee.

                          3.2     BONUSES.  The Employee shall be eligible to
receive a bonus for each year (or portion thereof) during the term of this Agreement and any extensions thereof, with the actual amount of any such bonus to be determined by the Compensation Committee and ratified by the Board of Directors based upon their evaluation of the Employee's performance during such year. All such bonuses shall be payable within ninety (90) days after the end of the fiscal year to which such bonus relates. All such bonuses shall be reviewed annually by the Compensation Committee.

                          3.3     THE EMPLOYEE BENEFITS.  The Employee shall be
eligible to participate in such of the Company's benefits and deferred compensation plans as are now generally available or later made generally available to executive officers of the Company, including, without limitation, the Company's 1994 Stock Incentive Plan, Section 401(k) plan, profit sharing plans, club membership dues, professional dues, annual physical examinations, dental and medical plans, personal catastrophe and disability insurance, retirement plans and supplementary executive retirement plans, if any. For purposes of establishing the length of service under any benefit plans or programs of the Company, the Employee's employment with the Company will be deemed to have commenced on the date that Employee first commenced employment with the Company.

                          3.4     VACATION.  The Employee shall be entitled to
four (4) weeks of vacation during each year during the term of this Agreement and any extensions thereof, prorated for partial years.





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                          3.5     LIFE INSURANCE.  For the term of this
Agreement and any extensions thereof, the Company shall at its expense procure and keep in effect life insurance on the life of the Employee, payable to such beneficiaries as the Employee may from time to time designate, in the aggregate amount, net of any reimbursements to the Company, of five times the Employee's Base Salary. Such policy may be owned by the Employee or by a member of his immediate family.

                          3.6     REIMBURSEMENT FOR EXPENSES.  During the term
of this Agreement, the Company shall reimburse the Employee for reasonable and properly documented out-of-pocket business and/or entertainment expenses incurred by the Employee in connection with his duties under this Agreement.

                          3.7     DISABILITY INSURANCE.  During the term of
this Agreement, the Company shall provide the Employee, either through a corporate group disability insurance plan or otherwise, with disability insurance coverage equal to the greater of (a) at least 75% of his base salary, or (b) the maximum amount obtainable.

                          3.8     CAR ALLOWANCE.  During the term of this
Agreement, the Company shall provide a car allowance to the Employee for an automobile to be used by Employee in connection with the execution of his duties under this Agreement in the amount of $750.00 per month, subject to an annual adjustment at the discretion of the Compensation Committee of a minimum of the increase in cost-of-living as defined in Section 3.1.

                 4.       SEVERANCE COMPENSATION.

                          4.1     SEVERANCE COMPENSATION IN THE EVENT OF A
TERMINATION UPON A CHANGE IN CONTROL OR OTHER THAN FOR CAUSE. In the event the Employee's employment is terminated in a Termination Upon a Change in Control or Other Than For Cause, the Employee shall be paid as severance compensation his Base Salary (at the rate payable at the time of such termination), for a period of 24 months from the date of termination of this Agreement on the dates specified in Section 3.1. Notwithstanding anything in this Section 4.1 to the contrary, the Employee may in the Employee's sole discretion, by delivery of a notice to the Company within thirty (30) days following a Termination Upon a Change in Control or Other Than for Cause, elect to receive from the Company a lump sum severance payment by bank cashier's check equal to the present value of the flow of cash payments that would otherwise be paid to the Employee pursuant to this Section 4.1. Such present value shall be determined as of the date of delivery of the notice of election by the Employee and shall be based on a discount rate equal to the interest rate of 90-day U.S. Treasury bills, as reported in the Wall Street Journal (or similar publication), on the date of delivery of the election notice. If the Employee elects to receive a lump sum severance payment, the Company shall make such payment to the Employee within ten (10) days following the date on which the Employee notifies the Company of the Employee's election. In addition to the severance payment payable under this Section 4.1, the Employee shall be paid an amount equal to the average annual bonus earned by the Employee in the two (2) years immediately preceding the date of termination. The Employee shall also be entitled to an accelerated vesting of any awards granted to the Employee under the Company's 1994 Stock Incentive Plan. The Employee shall continue to accrue retirement benefits and shall continue to enjoy any benefits under any plans of the Company in which the Employee is a participant to the full extent of the Employee's rights under such plans, including any perquisites provided under this Agreement, through the period of payment of severance compensation under this Agreement; provided, however, that the benefits under any such plans of the Company in





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which the Employee is a participant, including any such perquisites, shall cease upon re-employment by a new employer.

                          4.2     NO SEVERANCE COMPENSATION UNDER OTHER
TERMINATION. In the event of a Voluntary Termination, Termination For Cause, termination by reason of the Employee's disability pursuant to Section 2.5, or termination by reason of the Employee's death pursuant to Section 2.6, the Employee or his estate shall not be paid any severance compensation.

                          4.3     LIMIT ON AGGREGATE COMPENSATION UPON A CHANGE
IN CONTROL. Notwithstanding anything else in this Agreement, solely in the event of a Termination Upon a Change in Control pursuant to Section 2.8, the amount of severance compensation paid to the Employee under Sections 2 and 4 or otherwise, but exclusive of any payments to the Employee in respect of any stock options then held by the Employee (or any compensation deemed to be received by the Employee in connection with the exercise of any stock options at any time) or by virtue of the Employee's exercise of stock options under the Company's 1994 Stock Incentive Plan upon a Change in Control, shall not include any amount that the Company is prohibited from deducting for federal income tax purposes by virtue of Section 280G of the Internal Revenue Code of 1986, as amended, or any successor provision.

                 5.       NON-COMPETITION OBLIGATIONS.

                          5.1     GENERAL RESTRICTION.  Unless waived or
reduced by the Company, during the term of this Agreement and for a period of 24 months thereafter, Employee will not, without the Company's prior written consent, directly or indirectly, alone or as a partner, joint venturer, officer, director, employee, consultant, agent, independent contractor or stockholder of any company or business, engage in any business activity in the United States which is substantially similar to or in direct competition with any of the business activities of or services provided by the Company at such time. The ownership by Employee of not more than one percent of the shares of stock of any corporation having a class of equity securities actively traded on a national securities exchange or on the Nasdaq National Stock Market shall not be deemed, in and of itself, to violate the prohibitions of this Section 5.

                          5.2     ENFORCEABILITY.  The parties have entered
into this Section 5 of this Agreement in good faith and for the reasons set forth in the recitals hereto and assume that this Agreement is legally binding. If, for any reason, this Agreement or this Section 5 is not binding or enforceable because of the geographical scope or because of the term, then the parties agree that this Agreement shall be deemed amended and effective to the widest geographical area and/or the longest period of time as may be legally enforceable.

                          5.3     EQUITABLE RELIEF.  The Employee acknowledges
that the rights and privileges granted to the Company in this Section 5 are of special and unique character, which gives them a peculiar value, the loss of which may not be reasonably or adequately compensated for by damages in an action of law, and that a breach thereof by the Employee of this Agreement will cause the Company great and irreparable injury and damage. Accordingly, the Employee hereby agrees that the Company shall be entitled to remedies of injunction, specific performance or other equitable relief to prevent a breach of this Section 5 of this Agreement by the Employee. This provision shall not be construed as a waiver of any other rights or remedies the Company may have for damages or otherwise.





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                 6.       MISCELLANEOUS.

                          6.1     PAYMENT OBLIGATIONS.  The Company's
obligation to pay the Employee the compensation and to make the arrangements provided herein shall be unconditional, and the Employee shall have no obligation whatsoever to mitigate damages hereunder. If litigation after a change in control shall be brought to enforce or interpret any provision contained herein, the Company, to the extent permitted by applicable law and the Company's Articles of Incorporation and Bylaws, hereby indemnifies the Employee for the Employee's reasonable attorneys' fees and disbursements incurred in such litigation.

                          6.2     WAIVER.  The waiver of the breach of any
provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of the same or other provision hereof.

                          6.3     ENTIRE AGREEMENT; MODIFICATIONS.  Except as
otherwise provided herein, this Agreement represents the entire understanding among the parties with respect to the subject matter hereof, and this Agreement supersedes any and all prior understandings, agreements, plans and negotiations, whether written or oral with respect to the subject matter hereof including without limitation, any understandings, agreements or obligations respecting any past or future compensation, bonuses, reimbursements or other payments to the Employee from the Company. All modifications to the Agreement must be in writing and signed by the party against whom enforcement of such modification is sought.

                          6.4     NOTICES.  All notices and other
communications under this Agreement shall be in writing and shall be given by telegraph or first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given three (3) days after mailing or twelve (12) hours after transmission of a telegram to the respective persons named below:

                 If to the Company:        Capstone Capital Corporation
                                           1000 Urban Center Drive
                                           Birmingham, Alabama 35242
                                           Phone: (205) 967-2092
                                           Fax:   (205) 967-9066

                 If to the Employee:       John W. McRoberts
                                           4113 Old Leeds Lane
                                           Birmingham, Alabama  35213
                                           Phone: (205) 879-9548


Any party may change such party's address for notices by notice duly given pursuant to this Section 6.4.

                          6.5     HEADINGS.  The Section headings herein are
intended for reference and shall not by themselves determine the construction or interpretation of this Agreement.

                          6.6     GOVERNING LAW.  This Agreement shall be
governed by and construed in accordance with the laws of the State of Alabama.





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                          6.7     ARBITRATION.  Any controversy or claim
arising out of or relating to this Agreement, or breach thereof, shall be settled by arbitration in Birmingham, Alabama, in accordance with the Rules of the American Arbitration Association, and judgment upon any proper award rendered by the arbitrators may be entered in any court having jurisdiction thereof. There shall be three (3) arbitrators, one (1) to be chosen directly by each party at will, and the third arbitrator to be selected by the two (2) arbitrators so chosen. To the extent permitted by the Rules of the American Arbitration Association, the selected arbitrators may grant equitable relief. Each party shall pay the fees of the arbitrator selected by him and of his own attorneys, and the expenses of his witnesses and all other expenses connected with the presentation of his case. The cost of the arbitration including the cost of the record or transcripts thereof, if any, administrative fees, and all other fees and costs shall be borne equally by the parties.

                          6.8     SEVERABILITY.  Should a court or other body
of competent jurisdiction determine that any provision of this Agreement is excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, and all other provisions of this Agreement shall be deemed valid and enforceable to the extent possible.

                          6.9     SURVIVAL OF THE COMPANY'S OBLIGATIONS.  The
Company's obligations hereunder shall not be terminated by reason of any liquidation, dissolution, bankruptcy, cessation of business, or similar event relating to the Company. This Agreement shall not be terminated by any merger or consolidation or other reorganization of the Company. In the event any such merger, consolidation or reorganization shall be accomplished by transfer of stock or by transfer of assets or otherwise, the provisions of this Agreement shall be binding upon and inure to the benefit of the surviving or resulting corporation or person. This Agreement shall be binding upon and inure to the benefit of the executors, administrators, heirs, successors and assigns of the parties; provided, however, that except as herein expressly provided, this Agreement shall not be assignable either by the Company (except to an affiliate of the Company in which event the Company shall remain liable if the affiliate fails to meet any obligations to make payments or provide benefits or otherwise) or by the Employee.

                          6.10    COUNTERPARTS.  This Agreement may be executed
in one or more counterparts, all of which taken together shall constitute one and the same Agreement.

                          6.11    WITHHOLDINGS.  All compensation and benefits
to the Employee hereunder shall be reduced by all federal, state, local and other withholdings and similar taxes and payments required by applicable law.

                          6.12    INDEMNIFICATIONS.  In addition to any rights
to indemnification to which the Employee is entitled to under the Company's Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, the Company shall indemnify the Employee at all times during and after the term of this Agreement to the maximum extent permitted under Section 2-418 of the Maryland General Corporation Law or any successor provision thereof and any other applicable state law, and shall pay the Employee's expenses in defending any civil or criminal action, suit, or proceeding in advance of the final disposition of such action, suit, or proceeding, to the maximum extent permitted under such applicable state laws.

                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.





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                                        THE COMPANY:

                                        Capstone Capital Corporation, a
                                        Maryland Corporation

                                        By  /s/ Richard M. Scrushy
                                           ------------------------------------
                                           Its  Chairman
                                              ---------------------------------
                                        Date:  11/1/96
                                             ----------------------------------

                                        THE EMPLOYEE:

                                        /s/ John W. McRoberts
                                        ---------------------------------------
                                        John W. McRoberts

                                        Date: 11/1/96
                                             ----------------------------------




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